Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Westwicke Partners John Woolford/Stefan Loren (443) 213-0506/0507

West to Present at Investor Conference

LIONVILLE, Pa., - West Pharmaceutical Services, Inc. (NYSE: WST) today announced that Donald E. Morel, Jr., Ph.D., Chairman and Chief Executive Officer, and William Federici, Chief Financial Officer, will attend the Lazard Capital Markets 6th Annual Healthcare Conference in New York, NY, and will present an overview of West’s business and outlook on Tuesday, November 17, 2009 at 1:40 PM ET.

A copy of the corporate presentation document as well as a live audio webcast of the presentations will be posted on the investor link of the Company's website at www.westpharma.com.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.